Exhibit 10.7

FIRST AMENDMENT

TO

THE PROGRESSIVE CORPORATION

2010 GAINSHARING PLAN

WHEREAS, The Progressive Corporation 2010 Gainsharing Plan (the “Plan”) is currently in effect; and

WHEREAS, the Compensation Committee of the Board of Directors of The Progressive Corporation (the “Committee”) has the authority pursuant to the provisions of the Plan to amend the Plan in its discretion;

WHEREAS, all capitalized terms used in this First Amendment shall have the meanings ascribed to them in the Plan;

NOW, THEREFORE, the Plan is hereby amended as follows:

1. Section 6(E) of the Plan is hereby deleted in its entirety and the following is substituted in its place:

E.	Limitations

The performance score for the Direct Business Unit can vary from 0 to 3.0, and for each other Business Unit can vary from 0 to 2.0, determined under the procedures described above, based on actual performance. If, however, the performance score for the Direct Business Unit exceeds 2.0, such score shall be rounded down to 2.0 before the weighting thereof and the calculation of the Performance Factor as described above. The final Performance Factor cannot exceed 2.0, regardless of the results of any individual matrix.

2. Except as herein expressly provided, the terms and conditions of the Plan shall remain unchanged and in full force and effect.